                                                                   EXHIBIT 10.38

                                PROMISSORY NOTE


$15,000,000                                                   January 8, 1997
                                                              New York, New York

     FOR VALUE RECEIVED, Coinmach Laundry Corporation, a Delaware corporation ("Maker"), hereby unconditionally promises to pay to the order of Richard F. Enthoven, as agent for and on behalf of each of the individuals listed on

Schedule A attached hereto ("Payee"), or to the Escrow Agent (as hereinafter
----------
defined) as nominee for and on behalf of Payee, in each case subject to the terms and conditions of this Promissory Note, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000) (the "Principal Amount"), in the amounts and on the respective dates set forth on the amortization schedule attached hereto, together with interest thereon at the rate of 9.875% per annum.
Interest shall accrue from the date hereof until this Promissory Note is paid in full, shall be payable in arrears at the same time each installment of principal is due and shall be computed based on a 360-day year in accordance with the actual number of days elapsed. In no event shall interest charged hereunder, in whatever manner such rate of interest may be characterized or computed, exceed the highest rate permissible under applicable law.

      All payments or prepayments of principal under this Promissory Note (including any principal payments made as a result of the acceleration of any payment obligations hereunder) shall be payable by Maker as follows: (i) an amount equal to seventy percent (70%) of each principal payment shall be paid to Merrill Lynch Trust Co. (the "Escrow Agent"), to be held by the Escrow Agent subject to the terms and conditions of that certain Escrow Agreement, dated as of even date herewith by and among the Maker, Payee and the Escrow Agent (the "Escrow Agreement"), and (ii) an amount equal to thirty percent (30%) of each principal payment shall be paid to Payee.

     This Promissory Note is secured by a pledge of all of the capital stock of Coinmach Corporation, a Delaware corporation and a wholly-owned subsidiary of Maker, pursuant to that certain pledge agreement, dated as of even date herewith, between the Maker and the Payee (the "Pledge Agreement"), the provisions of which are incorporated herein by reference and form a part hereof.

     If (a) Maker fails to make any payment of principal or interest on this Promissory Note when due, (b) a default in the payment of principal or interest under the Credit Agreement (as defined in the Pledge Agreement) occurs and is continuing, which default results in the acceleration of all of the indebtedness thereunder prior to the express maturity thereof, or (c) a court of competent jurisdiction enters a judgement, decree or order for relief in respect of the Maker in an involuntary case or proceeding under any federal or state bankruptcy law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Maker, (ii) appoint a custodian, receiver, trustee, liquidator or similar official for the Maker or for substantially all of its property or assets, or (iii) order the winding-up or liquidation of its affairs, and such judgement, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days, then all unpaid principal of and all accrued and unpaid interest on this Promissory Note shall become and be immediately due and payable.

     Payment due under this Promissory Note may be offset by the Maker in the event of any breach of or default under, or other claim by the Maker arising under, that certain Stock Purchase Agreement, dated as of November 25, 1996, by and among Maker, Payee and certain other parties thereto (the "Purchase Agreement"), including, without limitation, any indemnity obligations arising under Section 11.2(a) thereof, or any other agreement between the Maker and the Payee executed in connection with the Purchase Agreement or contemplated thereunder. Any such offset (each, an "Offset") shall be treated as a prepayment of principal due on this Promissory Note and applied against the next succeeding payment or payments of principal due hereunder. Any such Offset hereunder shall be subject to the applicable provisions contained in the Purchase Agreement and the Escrow Agreement.

     Any notice relating to this Promissory Note shall be in writing and shall be deemed to be effective if given and received in the manner expressly provided in the Purchase Agreement.

     This Promissory Note may be prepaid, in whole or in part, at any time without penalty or premium, with interest to the date of such prepayment;

provided, however, that this Promissory Note shall be prepaid in part in a
--------  -------
principal amount of not less than $7,500,000 (net of any prepayments made hereunder) on or prior to the date on which the Maker consummates the issuance and sale, in an underwritten public offering, of shares of any class of Maker's voting equity securities having an aggregate offering value of at least $50 million. Any such prepayment (other than prepayments deemed to have been made in connection with Offsets hereunder) shall be credited first against accrued and unpaid interest and second against unpaid principal hereof.

     Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor or nonpayment of this Promissory Note.

     THIS PROMISSORY NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

     EACH OF MAKER AND PAYEE IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN

DISTRICT OF NEW YORK AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON
                                                                ----- ---
CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN ARISING UNDER THIS
----------
PROMISSORY NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF MAKER AND PAYEE IN RESPECT OF THIS PROMISSORY NOTE OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND AGREES THAT ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN MAKER AND PAYEE OR THE CONDUCT OF SUCH PERSONS IN CONNECTION WITH THIS PROMISSORY NOTE OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. EACH OF MAKER AND PAYEE HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO SUCH PARTY. EACH OF MAKER AND PAYEE CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

     Whenever possible each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note. All references in this Promissory Note to Maker, Payee and Escrow Agent shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of the successors and assigns of Maker and the successors and assigns of Payee.


     IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first written above.


                                    COINMACH LAUNDRY CORPORATION



                                    By: /s/ ROBERT M. DOYLE
                                        ----------------------------
                                        Name:  Robert M. Doyle
                                        Title: Senior Vice President

                             AMORTIZATION SCHEDULE


                    INSTALLMENTS    PORTION OF      PORTION OF
                    OF PRINCIPAL    PRINCIPAL       PRINCIPAL
                     TO BE PAID   INSTALLMENT TO  INSTALLMENT TO
                     ON PAYMENT     BE PAID TO      BE PAID TO
   PAYMENT DATE         DATE       ESCROW AGENT   SELLERS' AGENT
================================================================

January 15, 1998      $1,000,000      $  700,000      $  300,000

January 15, 1999      $1,000,000      $  700,000      $  300,000

January 15, 2000      $2,000,000      $1,400,000      $  600,000

January 15, 2001      $2,000,000      $1,400,000      $  600,000

January 15, 2002      $2,000,000      $1,400,000      $  600,000

January 15, 2003      $3,000,000      $2,100,000      $  900,000
June 15, 2004         $4,000,000      $2,800,000      $1,200,000
================================================================


                         AMORTIZATION PAYMENT SCHEDULE


                                            OFFSET OF
                PRINCIPAL  PRINCIPAL   PRINCIPAL PURSUANT
 PAYMENT DATE    PAYMENT   PREPAYMENT  TO ESCROW AGREEMENT
==========================================================


























==========================================================



                                   SCHEDULE A
                                   ----------

                                LIST OF SELLERS



     Tamara Lynn Ford

     Robert Kyle Ford

     Traci Lea Ford

     Tucker F. Enthoven

     Richard F. Enthoven

     Richard Franklin Ford, Jr.,
     Trustee U/D/T February 4, 1994